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                                                                     EXHIBIT 4.7

                      SHARE AND WARRANT PURCHASE AGREEMENT

THIS SHARE AND WARRANT PURCHASE AGREEMENT (the "Agreement") made as of the____ day of January 2002, by and between NUR Macroprinters Ltd., an Israeli company (the "Company"), and the persons and entities identified in Schedule 1.1 attached hereto (the "Investor").


                                   WITNESSETH:

WHEREAS the Company desires to raise up to US $6,999,999 by means of an issuance to the Investor of an aggregate of 2,333,333 Ordinary Shares nominal value NIS
1.00 each of the Company (the "Ordinary Shares") and warrants exercisable into an aggregate of 612,500 Ordinary Shares, on the terms and conditions set forth herein; and

WHEREAS the Investor desires to invest funds in the Company and in consideration thereof to receive from the Company the Issued Securities (as defined below) pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, in the consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

1. Issue and Purchase of the Issued Shares and Warrants

         1.1 Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Investor shall purchase and the Company shall issue and sell to the Investor, at the price of US$3.00 per Ordinary Share (the "Price Per Share"), such number of Ordinary Shares as set forth opposite the Investor's name in Schedule 1.1 attached hereto.

         1.2 The aggregate payment due from the Investor (the "Consideration") is set forth opposite the Investor's name on Schedule 1.1 based on the Price Per Share. The Ordinary Shares purchased pursuant to this Section shall be referred to collectively as the "Issued Shares".

         1.3 The Investor is hereby granted a warrant, in the form and on the terms attached hereto as Schedule 1.3 (the "Warrant"), exercisable in the aggregate into 612,500 Ordinary Shares (the "Warrant Shares"), against payment of an exercise price of US$4.50 per Warrant Share (the "Exercise Price"). The number of Warrant Shares exercisable by the Investor is set forth opposite the Investor's name in Schedule 1.1

2. Closing of Issue and Purchase

         2.1 The closing (the "Closing") of the purchase and sale of the Issued Shares and Warrants (collectively, the "Issued Securities") shall take place at the offices of Shimonov Barnea, legal counsel to the Company, at 3A Jabotinsky St., Ramat Gan, Israel, as soon as possible, but in any event no later than, January 17th 2002, at___, or at such other time and place





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as shall be mutually agreed upon between the Company and the Investor.

         2.2 At the Closing, the following transactions shall occur simultaneously (no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered),:

             2.2.1 The Company shall deliver to the Investor, the following documents, any one or more of which may be waived in whole or in part by the Investor, which waiver shall be in writing and at the sole discretion of the
Investor:

                   (a) True and correct copies confirmed by the Company's secretary of resolutions of the Company duly adopted by the Board of Directors issuing and allotting the Issued Securities to the Investor, conditional upon payment of the Consideration, and a duly completed notice of issuance of the Issued Shares to the Israeli Registrar of Companies in the form and substance acceptable for immediate filing with the Israeli Registrar of Companies.

                   (b) The Company's irrevocable letter of instructions to the Company's transfer agent to issue as soon as is reasonably practicable to the Investor, share certificates reflecting the Issued Shares purchased hereby, together with any and all other documents required for the issuance of such certificates by the transfer agent.

                   (c) The original Warrant duly executed by the Company.

                   (d) A letter from the Company's legal counsel in the form attached hereto as Schedule 5.1.7.

                   (e) A letter from the Company's US legal counsel in the form attached hereto as Schedule 5.1.7.

             2.2.2 The Investor shall pay the Company its proportional share of the Consideration (as set forth in Schedule 1.1). Payments shall be made, as determined by the Investor, in U.S. dollars or in New Israeli Shekels at the representative rate of exchange for the U.S. dollar last published by the Bank of Israel prior to the date of actual payment, by way of a bank transfer to the Company's following bank account:

             Bank Hapoalim
             Branch No. 552
             Account No. 291900

             2.2.3 The Company and the Investor shall execute and deliver the Registration Rights Agreement, a copy of which is attached hereto as Schedule 7 (the "Registration Rights Agreement").

3. Representations and Warranties of the Company


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         The Company hereby represents and warrants to the Investor, and acknowledges that the Investor is entering into this Agreement in reliance thereon, as follows:

       3.1 Organization. The Company is duly organized, existing in Israel as a public company limited by shares pursuant to the Companies Law 5759-1999 (the "Companies Law"), and registered by the Registrar of Companies as public company, number 52-003986-8. Copies of the Company's Memorandum and Articles of Association, as of the date of this Agreement, are attached hereto as Schedule 3.1.


         3.2 Validly Existing. The Company validly exists as a company under the laws of the State of Israel. The Company has the full corporate power and authority to conduct its business as currently conducted and the Company had at all relevant times the full corporate power and authority to conduct its business as previously conducted, save that if at any time the Company did not have the full corporate power and authority to conduct its business as previously conducted, the lack of such corporate power and authority did not have a material adverse effect on the Company.

         3.3 Public Listing. As of October 1995 the Ordinary Shares of the Company are registered for trading on the Nasdaq National Market ("Nasdaq") under the symbol "NURM"

         3.4 Share Capital. The registered share capital of the Company is NIS 50,000,000, divided into 50,000,000 Ordinary Shares, of which no more than 14,766,753 Ordinary Shares are issued and outstanding as of January 16th, 2002. In addition, as of January 16th, 2002 the Company had issued and outstanding options and warrants exercisable into no more than 2,188,578 Ordinary Shares (the "Outstanding Options and Warrants").

Except as provided in Schedule 3.4a attached hereto and the transactions contemplated by this Agreement, there are no other shares, convertible or other securities, outstanding warrants, options, or other rights to subscribe for, purchase, or acquire from the Company any securities of the Company and there are not any contracts or binding commitments providing for the issuance of, or the granting of rights to acquire from the Company, any securities of the Company or under which the Company is, or may become, obligated to issue any of its securities.

         3.5 Due Authorization. The Issued Shares, when issued at the Closing in accordance with the provisions of this Agreement and the Warrant Shares issued at the exercise of the Warrants, shall all be duly authorized, validly issued, fully paid, non-assessable and clear and free from any lien, encumbrance, or any other third party right whatsoever.

       3.6 Full Disclosure. The Form 20-F of the Company of May 10th, 2001(the "20-F Form") that includes the Company's annual report for the year ended December 31, 2000 and any other subsequent filings filed by the Company are attached hereto as Schedule 3.6a. None of the above, at the date they were filed and at the date hereof, incorporate or contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or


                                       3




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necessary to make the statements therein not misleading, all as of May 10th,
2001. Schedule 3.6b attached hereto contains all material developments in the business activity of the Company which occurred since May 10th, 2001.

         3.7 Approvals. The execution and delivery of this Agreement, the issuance of the Issued Securities and the full performance of all other obligations and undertakings of the Company contemplated hereunder (including without limitation the granting of the registration rights, as set forth in section 7 below, and the exercise of such rights), will have been duly approved by the Board of Directors of the Company, and all other corporate actions required to authorize and give full effect to the sale of the Issued Securities and the granting of the registration rights, as set forth in Section 7 below, to the Investor will have been duly taken and approved. All acts required to be taken by the Company to authorize the execution and delivery of this Agreement, the performance of each of its obligations hereunder and the consummation of the transaction contemplated hereunder have been duly taken and are legally valid and in full force and effect.

         3.8 No Violation. The execution and delivery of this Agreement, the issuance of the Issued Securities, the performance of and compliance with all other obligations and undertakings of the Company contemplated hereunder (including without limitation the granting of the registration rights, as set forth in section 7 below, and the exercise of such rights), will not result in a violation of, or conflict with, or constitute a default, or give rise to any right of termination, cancellation or acceleration or the loss of any benefit under: (i) the Memorandum of Incorporation and/or the Articles of Association of the Company; (ii) any note or contract, in any form, to which the Company is a party or by which it or any of its property is bound or affected. or (iii) any applicable law in any relevant jurisdiction, order, injunction, or judgment of any court or governmental bureau or authority, domestic or foreign, or any arbitration award applicable to it or any of its properties or assets having an adverse material effect on the Company.

         3.9 Binding Obligation. This Agreement, when executed and delivered by or on behalf of the Company, shall constitute the valid and legally binding obligation of the Company, legally enforceable against the Company in accordance with its terms. There is no consent, approval, order, license, permit, action by, or authorization of, or filing with any governmental authority (including any notifications) or any person (the "Permits") that is required to be obtained or made on the part of the Company prior to the Closing that has not been, or will not have been, obtained by the Company prior to the Closing in connection with the valid execution, delivery, and performance of this Agreement, the offer, sale, or issuance of the Issued Shares or the granting of the registration rights, a set forth in Section 7 below. Schedule 3.9 includes all the Permits required to be obtained or filed by the Company under this Agreement. The Company will promptly notify the Investor in writing prior to the Closing if any of such Permits were not properly obtained or filed.

         3.10 Other than as disclosed in the 20F Form or as disclosed in
Schedule 3.10, the


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Company has not received notice of any litigation, arbitration, or proceeding, in law or in equity, nor has it received notice of any proceeding of governmental investigation before any commission or other administrative authority, pending or threatened, against the Company and its subsidiaries, that may affect the Company's ability to issue the Issued Securities or to meet any of its obligations and undertakings under this Agreement.

         3.11 Effectiveness. Each representation and warranty herein is deemed to be made on the date of this Agreement and shall survive and remain in full force and effect at the Closing.

4. Representations and Warranties of the Investor

The Investor hereby represents and warrants to the Company, and acknowledges that the Company is entering into this Agreement in reliance thereon, as follows:

         4.1 This Agreement, when executed and delivered by the Investor, will constitute a valid, binding, and enforceable obligation of the Investor.

         4.2 The execution, delivery, and performance of the obligations of the Investor hereunder have been duly authorized by all necessary corporate action of the Investor.

         4.3 It has been given access to information regarding the Company and the Issued Securities and has utilized that access to its satisfaction, in order to receive, and has received, all such information as aforesaid, as it considered necessary, required and advisable for deciding whether to purchase the Issued Securities and invest in the Company. The Investor further represents that it had an opportunity to ask questions and receive answers from the Company's representatives, concerning the Company and the Issued Securities and has had the opportunity to discuss the business plans, management, and financial affairs of the Company with the Company's management, and to visit the Company's facilities. The Investor has received from the Company information and documents, which it has requested; including all the Schedules attached to this Agreement, and has reviewed these Schedules.

         4.4 The Investor is not a "US person" (a "US person"), as defined in the U.S. in Regulation S of the Securities Act of 1933, as amended; (the "Securities Act"), is not located in the United States, and is not acquiring the securities for the account or benefit of any U.S. person; No offer to purchase the securities was made to the Investor in the United States, nor was any selling effort made to the Investor in the United States with respect to the Issued Shares; At the time the buy order was originated and at the time this Agreement was executed and delivered, the Investor was outside the United States. Furthermore, the Investor is an "accredited investor" (as defined in Regulation D of the Securities Act), and has such business and financial experience as is required to protect its own interests in connection with its decision to purchase the Issued Shares.


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         4.5 The Investor represents and agrees that the Issued Securities are purchased only for investment, for its own account, and without any present intention to sell or distribute the Issued Securities.

         4.6 The Investor understands, acknowledges and agrees that the Issued Securities have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons unless the Issued Securities are registered under the Securities Act and applicable state securities laws, or an exemption from the registration requirements of the Securities Act and such state securities laws is available. The Investor further understands, acknowledges and agrees that (a) the Warrant Shares have not been registered under the Securities Act, (b) the Warrant may not be exercised by or on behalf of any U.S. person unless registered under the Securities Act or an exemption from such registration is available and (c) any holder seeking to exercise the Warrant shall be required to give the Company (i) a written certification that it is not a U.S. person and the Warrant is not being exercised on behalf of a U.S. person or (ii) a written opinion of counsel to the effect that the Warrant and the Warrant Shares have been registered under the Securities Act and the applicable state securities laws or an exemption from such registration is available, which counsel and opinion shall be reasonably satisfactory to the Company.

         4.7 It conducted such independent examinations as it deemed necessary and obtained to the extent it deemed necessary, its own professional accounting, tax, legal and financial advice, with respect to an investment in the Company and the purchase of the Issued Securities.

         4.8 The execution of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance by the Investor with the provisions hereof, will not (i) result in any conflict with, breach of, or default (or give rise to any right of termination, cancellation or acceleration or the loss of any benefit) under any of the terms, conditions or provisions of any material agreement, permit or other instrument or obligation to which the Investor is a party, or by which the Investor or any of its properties or assets may be bound or (ii) violate any law or order applicable to it or any of its properties or assets having an adverse material effect on the Investor. No consent or approval by any governmental authority is required in connection with the execution by the Investor of this Agreement or the consummation by the Investor of the transactions contemplated hereby except for such actions, consents or approvals as will be obtained as of the Closing.

         4.9 Each representation and warranty herein is deemed to be made on the date of this Agreement, and shall survive and remain in full force and effect at the Closing.

         4.10 The Investor acknowledges that each certificate representing any of the Ordinary Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

         THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED AND SOLD IN AN "OFFSHORE TRANSACTION" IN RELIANCE UPON REGULATION S PROMULGATED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN


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         REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
         "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS, WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER IS AVAILABLE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS COMPANY.

5. Conditions Precedent

         5.1 The obligations of the Investor to purchase the Issued Securities and transfer the Consideration is subject to the fulfillment at or before the Closing of each and every of the following conditions precedent, any one or more of which may be waived in whole or in part by the Investor, which waiver shall be in writing and at the sole discretion of the Investor:

             5.1.1 Each and every representation and warranty made by the Company in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as if originally made on and as of the date of the Closing,

             5.1.2 All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Company prior to or at the Closing, including the delivery of documents pursuant to Section 2.2 above, shall have been fully performed or complied with by the Company prior to or at the Closing.

             5.1.3 From the date hereof until the Closing, the Company shall not have issued, nor shall the Company have committed to issue, any securities or any instruments convertible into securities, other than (i) the issuance of options to employees of the Company and its subsidiaries, in the ordinary course of business, (ii) the issuance of Ordinary Shares upon the exercise of any of the Outstanding Warrants, or (iii) any issuance or commitment pursuant to bank financing or strategic investments at a per share value not less than the Per Share Price.

             5.1.4 There shall not then be in effect any order or judgment enjoining or restraining the transactions contemplated by this Agreement and to the Company's best knowledge no suit, proceeding or investigation shall have been commenced by any governmental authority or private person on any ground, restraining, enjoining or hindering, the transaction contemplated herein.

             5.1.5 There shall not then be in effect any law, rule or regulation prohibiting or restricting such purchase, or requiring any consent, approval or notification of any person which shall not have been obtained or filed, to purchase the Issued Securities and the Company has already received all of the consents and approvals specified in Schedule 3.9 attached hereto.


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             5.1.6 From the date hereof until the Closing, there will have been no event or occurrence which alone or together with any other event, change or occurrence would have or would be likely to have a material adverse change on the financial position, business condition, properties, assets, prospects, or results of operation of the Company ("Material Adverse Change"). The Company shall promptly notify the Investor in writing of any Material Adverse Change.

             5.1.7 The Company shall deliver to the Investor a letter from the Company's legal counsel and US legal counsel in the form attached hereto as
Schedule 5.1.7.

         5.2 The obligation of the Company to issue the Issued Securities to the Investor is subject to the fulfillment at or before the Closing of the following conditions precedent, any one or more of which may be waived in whole or in part by the Company, which waiver shall be in writing and at the sole discretion of the Company:

             5.2.1 The representations and warranties made by the Investor in this Agreement shall have been true and correct in all material respects when made, and as of the Closing as if made on the date of the Closing.

             5.2.2 All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Investor prior to or at the Closing.

             5.2.3 The Investor has secured all permits, consents, waivers, and authorizations, if any, that shall be required from them under law or contract to lawfully consummate this Agreement.

             5.2.4 There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

             5.2.5 There shall not then be in effect any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Issued Shares.


6. Affirmative Covenants

         6.1 Confidentiality

             6.1.1 The Investor agrees that any Confidential Information (defined below) obtained pursuant to this Agreement, or provided to the Investor prior to or after the Closing, will not be disclosed without the prior written consent of the Company; provided that, in connection with periodic reports to its shareholder or partners, the Investor may, without first obtaining such written consent, make general statements, not containing technical or specific business information, regarding the nature and progress of the Company's business; and provided further, that the Investor may provide summary information regarding the Company's financial information in its reports to its respective shareholders or partners, but may not annex to such


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reports the full financial information to be provided hereunder by the Company.
All of the above shall be subject to the explicit reporting requirements pertaining to the Investor under all applicable laws, orders and judgments (including the Israeli Securities Law 1968).

             6.1.2 For the purposes of this Section 6.1, "Confidential Information" shall mean all information, including, but not limited to, financial information, business plans, budgets, customer lists, computer software, source codes, plans, drawings, technical specifications, patents, copyrights, and other intellectual property rights, in any form (paper, disk, or other), relating to the business of the Company. However, Confidential Information shall not include information which (a) was in the Investor's possession prior to its disclosure, as shown by prior written records; (b) is or becomes available to the public through no fault of the Investor; (c) was disclosed to the public by operation of law, (including any court order or judgment); or (d) is rightfully received by the Investor from a third party without a duty of confidentiality.

         6.2 Use of Proceeds. The Company will use the net proceeds of the issuance and sale of the Issued Securities (the "Proceeds") for working capital and general corporate purposes, as determined by the Company's Board of Directors from time to time. The Company is currently negotiating the rescheduling of its long-term debts and subject to the completion of such rescheduling, it is the Company's intention not to use the Proceeds to make short term repayment of the Company's long term debt.

         6.3 Lock-up and Restrictions. The Investor shall undertake that until the first anniversary of the Closing, it shall not sell, transfer, assign, encumber, pledge or otherwise dispose or undertake to dispose ("Sell") any or all of the Issued Securities. Thereafter at any time, from time to time, the Investor may, subject to applicable securities laws and Section 4.6 hereof, Sell all or any portion of its Issued Shares, Warrant Shares and its Warrants provided that only with respect to the Warrants the Investor may only sell, transfer and assign its Warrants and such right on two occasions, to no more than five (5) transferees on each occasion, provided that on the second such occasion the Investor shall reimburse the Company with any and all direct costs incurred by the Company connected with such sale, transfer or assignment of Warrants including any registration costs. The above lock-up and restrictions shall not apply in the event of a sale of 40% or more of the Company's share capital to a single or affiliated purchasers provided that such purchasers shall assume such lock-up provisions and restrictions in relation to any Issued Shares purchased from the Investor in accordance with the terms herein (for the avoidance of doubt, the calculation of the above 40%, may include the Issued Shares held by the Investor).

         6.4 Stamp Duty. Within 30 days from the Closing the Company shall pay stamp duty as applicable and shall provide the Investor with receipt of payment.

         6.5 Secretary' s Confirmation.Within 30 days from the Closing the Company Secretary shall provide the Investor with confirmation that the Investor has been registered in the Company's Shareholder Register, in accordance with the Companies Law 1999, as a member of the Company holding the Issued Shares.

7. Registration Rights


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         The Issued Securities shall have registration rights as set forth in
Schedule 7 attached hereto.


8. Miscellaneous

         8.1 Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this agreement and the intentions of the parties as reflected thereby.

         8.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without giving effect to the rules respecting conflict of law. All disputes, controversies, differences or questions arising out of or relating to this Agreement, or to the validity, interpretation, breach, violation of any term hereof, shall be adjudicated by the courts of competent jurisdiction sitting in Tel Aviv. Anything to the contrary notwithstanding, the provisions of this Section 8.2 shall not apply to the Registration Rights Agreement, which shall be subject to the provisions thereof.

         8.3 Successors and Assigns; Assignment.

             8.3.1 Except as otherwise expressly stated to the contrary herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns under law, heirs, executors, and administrators of the parties hereto.

             8.3.2 The assignment or transfer of any of the Issued Shares, other than pursuant to a Registration Statement shall confer upon the transferee all of the rights, privileges, and obligations set forth in, arising under, or created by this Agreement, as they relate to the assigned or transferred shares, without any further consent being required, provided however, that any such transfer or assignment shall not include any of the warranties and representations of the Company under Section 3 of this Agreement and any such transferee or assignee shall not have any claim and/or right towards the Company with respect to any such warranties and representations, and provided further that such assignment shall with respect to the Registration Rights Agreement, only be assigned pursuant to Schedule 7.

         8.4 Entire Agreement; Amendment and Waiver. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the Parties with regard to the subject matters hereof and thereof. All prior understandings and agreements among the Parties, including the Term Sheet executed by the Parties, are void and of no further effect. Any term of this Agreement may be amended, waived, or discharged (either prospectively or retroactively, and either generally or in a particular instance), by written consent of the parties hereto, other than the Registration Rights Agreement which may only be amended as set forth therein).

         8.5 Notices, etc. All notices and other communications required or permitted


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hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party's address as set forth below:

    If to the Investor:     to such address and by facsimile as set forth in
                            Schedule 1.1 attached hereto.

    With a Copy:            Gadi Ouzan/Almog Geva
                            Shiboleth, Yisraeli, Roberts, Zisman & Co
                            46 Montefiore St.,
                            Tel Aviv 65201, Israel

    Facsimile:              972-3-7103322


    If to the Company:      Nur Macroprinters Ltd.
                            Attn: Hillel Kremer, CFO
                            12 Abba Hilel Silver Street
                            Lod, Israel

    Facsimile:              (972) 8 921-8918

    With a Copy:            Simon Jaffa
                            Shimonov, Barnea & Co.
                            3A Jabotinsky Street,
                            Ramat Gan 52520, Israel

    Facsimile:              (972) 3 613 3355


or such other address with respect to a party as such party shall notify each other party in writing as above provided.

             Any notice sent in accordance with this Section 8.5 shall be effective (i) if mailed, five (5) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if send via telecopier, upon transmission and telephonic confirmation of receipt. The term "business day" shall mean any Monday through Friday on which the banks in Israel are open for business.

         8.6 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. Unless otherwise provided by law, all remedies, either under this Agreement, or


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under law, or otherwise afforded to any of the parties, shall be cumulative and not alternative.

         8.7 Counterparts; Facsimiles. This Agreement may be executed in any number of counterparts, each of whom shall be deemed an original and enforceable against the parties actually executing such counterpart and all of which together shall constitute one and the same instrument. Each party may rely on the other party's facsimile signatures as original binding commitments of such other party.

         8.8 Heading, Preamble, and Schedules. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The Preamble and Schedules are an integral and inseparable part of this Agreement.

         8.9 Stamp Duty. The Company will bear any and all applicable stamp duty on the issuance of the Issued Securities.

         8.10 Representations. Any untrue, incorrect, or misleading representation or warranty made by the Parties hereto, shall be deemed for all purposes as a breach of this Agreement. Each party's liability pursuant to a breach of this Agreement shall be limited to the amount of the Consideration.


              IN WITNESS WHEREOF the parties have signed this Agreement.


Nur Macroprinters Ltd.
By:
    -----------------------
Date:
      ---------------------


The Investment Corp. of United Mizrahi Bank Ltd.
By:
    -----------------------
Date:
      ---------------------

                                List of Schedules

Schedule 1.1 -    Investor's address, number of shares purchased, Consideration.

Schedule 1.3 -    Form of Warrant

Schedule 3.1      Articles and Memorandum of Association

Schedule 3.4a     Outstanding Warrants and Shareholders


Schedule 3.6a     List of filings since the 20-F

Schedule 3.6b     Material developments since May 10th 2001

Schedule 3.9      Required Permits

Schedule 5.1.7    Legal opinions

Schedule 7        Registration Rights

                                  Schedule 1.1

                                  The Investor




Name: The Investment Corp. of United Mizrahi Bank Ltd.

Address:          37 Shaul Hamelech Blvd.
                  Tel-Aviv 61336
                  P.O.Box 33676
                  Tel-Aviv 61336

Facsimile:        (972) 3 6083100

Number of Issued Shares: 2,333,333

Consideration in $US: 6,999,999

Warrant Shares: 612,500